UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K/A

(Amendment No. 1)

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 10, 2015

House of BODS Fitness, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55405	90-0620286
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3234 NW 29th Avenue, Boca Raton, Florida	33434
(Address of principal executive offices)	(Zip Code)

407-221-4943

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

Explanatory Note

This Amendment No. 1 (the “Amendment”) to the registrant’s Current Report on Form 8-K amends and restates in its entirety that certain Current Report on Form 8-K dated April 10, 2015 and originally filed with the Securities and Exchange Commission (the “Commission”) by the registrant on May 12, 2015.  The registrant is filing this Amendment in response to the Division of Corporation Finance’s comment letter to the Company dated May 14, 2015 to (a) specifically reference the years of the auditor’s reports; (b) to include the Exhibit 16.1 letter from Terry Johnson, CPA; (c) remove the Item 4.02 disclosure; (d) delete the disclosure regarding material weaknesses in the Company’s internal controls over financial reporting as they have been determined to be inapplicable; and (e) to report the conclusions of the Company’s re-audit of its financial statements for the year ending December 31, 2013.

Item 4.01.

Changes in Registrant’s Certifying Accountant

(a)

Previous Independent Registered Public Accounting Firm

On April 10, 2015, the Board of Directors (the “Board”) of House of BODS Fitness, Inc. (the “Company”) accepted the resignation of Terry L. Johnson, CPA (“Johnson”) as the Company’s independent registered public accounting firm, effective as of that date. Johnson was engaged as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal years ended December 31, 2013 and 2012.

Johnson’s report on the financial statements of the Company for the fiscal years ended December 31, 2013 and 2012 did not contain an adverse opinion or a disclaimer of opinion, nor was the report qualified or modified as to uncertainty, audit scope, or accounting principles, except that such report contained an explanatory paragraph which raised substantial doubt on the Company’s ability to continue as a going concern due to the Company’s working capital deficit and recurring net losses.

During the registrant’s two most recent fiscal years and any subsequent interim period preceding such resignation, during which time Johnson served as the Company’s independent registered public accounting firm, (i) there were no disagreements with Johnson on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Johnson, would have caused Johnson to make reference to the subject matter of such disagreements in connection with Johnson’s audit report, and (ii) there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K.

In accordance with Item 304(a)(3) of Regulations S-K, the Company has provided Johnson with a copy of the disclosures contained herein prior to its filing with the Commission, and requested that Johnson furnish the Company with a letter addressed to the Commission stating whether Johnson agrees with the statements made in this Amendment, and if not, stating the aspects with which Johnson does not agree. A copy of the letter provided by Johnson is filed as Exhibit 16.1 to this Amendment.

(b)

New Independent Registered Public Accounting Firm

On May 8, 2015, the Board approved and ratified the engagement of John Scrudato, CPA (“Scrudato”) to serve as the Company’s new independent registered public accounting firm, effective as of May 8, 2015. During the fiscal years ended December 31, 2014 and 2013 and through May 8, 2015, neither the Company nor anyone on its behalf consulted with Scrudato regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company that Scrudato concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was the subject of a disagreement or a reportable event, as defined in Item 304(a)(1)(iv) and Item 304(a)(1)(v) of Regulation S-K.

Item 8.01.

Other Events.

On or about April 10, 2015, the Company’s Board determined, based upon Johnson’s resignation, that it desired to re-audit the Company’s financial statements for the fiscal year ended December 31, 2013.

The Company has completed the re-audit of its financial statements for the fiscal year ended December 31, 2013, and has also completed the audit of its financial statements for the fiscal year ended December 31, 2014. The Company intends to file its delinquent Annual Report on Form 10-K for the year ended December 31, 2014, which will include the re-audited financial statements for the fiscal year ended December 31, 2013, subsequent to the filing of this Current Report on Form 8-K/A. The re-audit of the Company’s financial statements for the fiscal year ended December 31, 2013 by the Company’s new auditor, Scrudato, did not result in any differences being noted between the re-audited financial statements and the previously filed financial statements for the fiscal year ended December 31, 2013.

The Company’s previous disclosure that its Board had determined that additional material weaknesses existed in the Company’s internal control over financial reporting and that disclosure controls and procedures were ineffective at December 31, 2013 has now been determined by the Board to have been in error.  The Company therefore, does not intend to amend its report on internal control over financial reporting and evaluation of disclosure controls and procedures, as previously reported.

Item 9.01.

Financial Statements and Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Amendment.

Exhibit No.	Description
16.1	Letter from Terry L. Johnson, CPA to Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

House of BODS Fitness, Inc.

Dated: December 14, 2015

/s/ Tammy Skalko

Tammy Skalko

Chief Executive Officer and President

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